UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

STRATAGENE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50786 (Commission File Number)	33-0683641 (IRS Employer Identification No.)

11011 North Torrey Pines Road, La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)

Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

     This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 23, 2006, J. David Tholen notified the Company that he did not wish to stand for reelection to the Company’s Board of Directors when his current term expires at the Company’s next Annual Meeting and that he would like to resign sooner if an appropriate successor could be located and appointed prior to the Annual Meeting. On February 28, 2006, Mr. Tholen resigned and the Board of Directors appointed Peter Ellman to succeed Mr. Tholen. Mr. Ellman was also appointed to replace Mr. Tholen on the Company’s Nominating Committee and is expected to be named to Company’s Audit Committee in the future. There were no arrangements or understandings between Mr. Ellman and any other person pursuant to which Mr. Ellman was elected as a director. The action of Mr. Tholen was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the press release issued by the Company on March 1, 2006 describing these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Stratagene Corporation on March 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2006	STRATAGENE CORPORATION

	By:	/s/ STEVE MARTIN
		Name:	Steve Martin
		Title:	Vice President and Chief Financial Officer